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     AS FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 9, 1999

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

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     Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                    ENSTAR INCOME/GROWTH PROGRAM SIX-B, L.P.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                                   SUPPLEMENT

                               DATED JUNE 9, 1999

                                       TO

                    ENSTAR INCOME/GROWTH PROGRAM SIX-B, L.P.

                         CONSENT SOLICITATION STATEMENT
                            ------------------------

     The following information supplements and should be read in conjunction with the consent solicitation statement, dated April 30, 1999, of Enstar Income/Growth Program Six-B, L.P., previously furnished to unitholders of Enstar Six-B in connection with the solicitation of consents for approval of Enstar Six-B's Liquidation Plan. This supplement contains information regarding recent developments relating to affiliates of Enstar Six-B, including Enstar Six-B's corporate general partner, Enstar Communications Corporation. The purpose of this supplement is to provide you with this information for your consideration in connection with the vote on the Liquidation Plan.

     To the extent information in this supplement differs from or conflicts with information contained in the consent solicitation statement, this supplement supersedes and replaces the information in the consent solicitation statement. Capitalized terms used in this supplement and not otherwise defined have the meaning provided in the consent solicitation statement.

     This supplement is being furnished to record holders of limited partnership units of Enstar Six-B as of April 27, 1999, the record date for the consent solicitation statement.

     NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS DETERMINED IF THIS SUPPLEMENT TO THE CONSENT SOLICITATION STATEMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This supplement is dated June 9, 1999 and is expected to be first mailed to unitholders on June 9, 1999.
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                              RECENT DEVELOPMENTS

     On Wednesday, May 26, 1999, Charter Communications, Inc. entered into an agreement to purchase all of the partnership interests of Falcon Communications, L.P. and other assets owned by Falcon Holding Group, L.P., a partner in Falcon Communications. Falcon Communications and Falcon Holding Group, L.P. are affiliates of Enstar Six-B. Falcon Communications owns the purchasers of Enstar Six-B's cable systems under the Liquidation Plan, and the assets to be sold to Charter by Falcon Holding Group, L.P. include all of the capital stock of Enstar Communications Corporation, the corporate general partner of Enstar Six-B. You can find more information about the ownership structure of Falcon Holding Group L.P., Falcon Communications, L.P., Enstar Communications Corporation and the purchasers under the Liquidation Plan in the consent solicitation statement under the sections entitled "Structure Chart" and "Identity and Background of Certain Persons."

     The General Partner continues to recommend that the unitholders vote to approve the Liquidation Plan, as the proposed Charter transaction does not address the operating issues relating to the Enstar Six-B cable television systems that gave rise to the Liquidation Plan consent solicitation. Nevertheless, this supplemental information is being provided to you for your consideration in responding to the consent solicitation.

     Under the proposed transaction with Charter, Charter will acquire Falcon Communications for a combination of cash, Charter equity and assumed debt valued at approximately $3.6 billion. This purchase price reflects a price per Falcon Communications' subscriber of approximately $3,600 and a valuation of approximately 17.8 times Falcon Communications' annualized first quarter 1999 operating income before depreciation, amortization and non-cash expenses. The purchase price for Enstar Six-B's cable systems under the Liquidation Plan reflects a price per Enstar Six-B subscriber of approximately $1,400 and a valuation of approximately 9.4 times Enstar Six-B's annualized first quarter 1999 operating income before depreciation, amortization and non-cash expenses.

     The General Partner continues to recommend that unitholders approve the Liquidation Plan because, among other things, it believes that the price that Charter is paying for the Falcon Communications assets does not reflect the value of the Enstar Six-B assets. In fact, if the Liquidation Plan is consummated, Charter has agreed to pay Falcon Communications for the Enstar Six-B cable systems only an amount equal to the purchase price paid in connection with the Liquidation Plan ($10,473,200) plus Falcon Communications' expenses incurred in connection with the acquisition of the Enstar Six-B systems. The General Partner further believes that the differential in the price paid for the Falcon Communications assets reflects the fact that Falcon Communications is the eighth largest cable television system operator in the United States with more than 1,000,000 subscribers. In addition, a significant number of Falcon Communications' cable systems are in communities that are proximate to other owned systems and achieve the economies of scale and operating efficiencies associated with regional "clusters." Clustering of cable systems is becoming increasingly important as the cable industry moves forward to offer new Internet access/high speed data and telephony services. Enstar Six-B and the General Partner believe that an acquisition of the size and scope of Falcon Communications commands a premium price in the current market for cable systems. In contrast, Enstar Six-B operates three geographically dispersed cable systems with a total of less than 8,000 subscribers.

     Moreover, as described in the consent solicitation statement, Enstar Six-B's three cable systems require immediate capital expenditures for technological upgrades to comply with the requirements of franchise agreements and to increase their channel capacity. The General Partner believes that Enstar Six-B will be unable to raise the financing necessary to complete the required capital expenditures, and the General Partner was unable to locate, despite its prior efforts, any prospective buyer that offered to pay more for the Enstar Six-B cable systems than the amount being offered by the purchasers in the Liquidation Plan. For more information, see "Special Factors -- Background and Reasons for the Proposed Sale" at pages 7 through 9 of the consent solicitation statement. The proposed transaction with Charter would not affect Enstar Six-B's need to complete the system upgrades or its difficulties in obtaining funding to complete those upgrades.

     If the Liquidation Plan is approved by the required number of unitholders, Enstar Six-B and the General Partner do not expect the Charter transaction to affect the consummation of the Liquidation Plan. Enstar

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Six-B and the General Partner, however, are unable to predict whether the
Liquidation Plan will be consummated prior to the closing of the Charter transaction. Enstar Six-B and the General Partner expect Charter to replace all of the officers and directors of the General Partner upon the closing of the Charter transaction. If the Charter transaction closes prior to the consummation of the Liquidation Plan, Enstar Six-B and the General Partner expect Charter to assume Falcon Communications' role in managing Enstar Six-B until the consummation of the Liquidation Plan, and expect the Liquidation Plan to be consummated as soon as reasonably practicable. If the Liquidation Plan is not approved by the required number of unitholders, Enstar Six-B and the General Partner expect Charter to assume Falcon Communications' role in managing Enstar Six-B but can offer no further information regarding the future operation of Enstar Six-B.

     In order to permit unitholders to consider this information, Enstar Six-B and Enstar Communications Corporation have decided to extend the date for the solicitation of consents to the Liquidation Plan until 5:00 p.m., Los Angeles time on June 25, 1999 (unless extended, in the sole discretion of Enstar Communications Corporation acting on behalf of Enstar Six-B). The Liquidation Plan must be approved by unitholders holding at least a majority of the outstanding units. As of June 1, 1999, the holders of 61.1% of the outstanding units had voted to approve the Liquidation Plan, the holders of 0.08% of the outstanding units had voted to disapprove the Liquidation Plan and the holders of 0.47% of the outstanding units had abstained from voting on the Liquidation Plan. As noted above, the General Partner continues to recommend that the unitholders approve the Liquidation Plan.

     If you have not yet voted, you may indicate your approval, disapproval or abstention by marking and signing the consent card originally sent with the consent solicitation statement and returning it in the self-addressed envelope to Mackenzie Partners, Inc., the solicitation agent. If you sign and send in the consent card and do not indicate how you want to vote, your consent card will be treated as voting to APPROVE the Liquidation Plan. If you fail to send in your consent card, it will have the same effect as a vote to DISAPPROVE the Liquidation Plan.

     If you have already voted and wish to change your vote, you may do so at any time before 5:00 p.m., Los Angeles time on June 25, 1999 (unless extended in the sole discretion of Enstar Communications Corporation acting on behalf of Enstar Six-B). You can do this in one of two ways. First, you can send a written notice dated later than your original consent card stating that you would like to revoke or change your vote. Second, you can complete and submit a new consent card dated later than your original consent card. If you chose either of these two methods, you must mail your notice of revocation or new consent card to the soliciting agent, Mackenzie Partners, Inc., at 156 5th Avenue, New York, New York 10010, or send a facsimile of the front and back of the notice of revocation or new consent card to Mackenzie Partners, Inc. at (212) 675-0918. If you have instructed a broker to vote your units, you must follow your broker's directions for changing those instructions.

     If you would like an additional consent card, an additional copy of the consent solicitation statement or if you have questions about how to complete and return your consent card or how to change your vote, you should contact:

              Mackenzie Partners, Inc.
              Attention: Robert Marese
              Phone Number: (800) 322-2885

     If you have more questions about the Liquidation Plan or the information in this supplement, you should contact:

              Enstar Communications Corporation
              474 South Raymond Avenue, Suite 200
              Pasadena, CA 91105
              (626) 844-1700
              Attention: Dan Do

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